UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2018

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut	06851
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2018 Annual Meeting of Stockholders on May 9, 2018.  The number of shares of common stock present at the Annual Meeting was 66,844,418, or 83.3% of the shares of common stock outstanding on March 12, 2018, the record date for the Annual Meeting. At the Annual Meeting, the following items were submitted to a vote of stockholders:

(1)All nominees were elected to serve on the Board of Directors pursuant to the following votes:

Director	FOR	AGAINST	ABSTAIN
Leroy T. Barnes, Jr.	23,762,809	3,382,496	353,869
Peter C.B. Bynoe	24,293,326	2,853,302	352,546
Diana S. Ferguson	24,342,565	2,795,201	361,408
Edward Fraioli	24,312,938	2,810,405	375,831
Daniel J. McCarthy	24,349,427	2,797,670	352,077
Pamela D.A. Reeve	24,350,462	2,804,535	344,177
Virginia P. Ruesterholz	24,353,640	2,800,181	345,353
Howard L. Schrott	23,767,784	3,369,528	361,862
Mark Shapiro	24,032,017	3,102,491	364,666

There were 39,345,244 broker non-votes with respect to each nominee.

(2)The advisory proposal to approve executive compensation was approved with the following vote:

FOR	AGAINST	ABSTAIN
22,849,766	4,166,065	483,343

There were 39,345,244 broker non-votes with respect to this matter.

(3)The appointment of KPMG LLP as Frontier’s independent registered public accounting firm for 2018 was ratified with the following vote:

FOR	AGAINST	ABSTAIN
60,938,595	5,049,919	855,904

There were no broker non-votes with respect to this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: May 11, 2018	By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary